Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2020, relating to the consolidated financial statements of Arvinas, Inc. appearing in the Annual Report on Form 10-K of Arvinas, Inc. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
December 14, 2020